Pro Forma Combined Financial Information

Background Information Regarding Pro Forma Combined Financial Statements

On August 11, 2014, Global System Designs, Inc ("GSD"), entered into a share exchange agreement (the "Exchange Agreement") with bBooth, Inc. ("bBooth"), pursuant to which GSD agreed to acquire all of the issued and outstanding shares of bBooth from the bBooth shareholders. In exchange for the bBooth shares, the Exchange Agreement calls for GSD to issue, on a one for one basis, an aggregate of 50,000,000 shares of their common stock, comprised of 36,000,000 shares to be issued in an exchange for outstanding common shares held by bBooth shareholders as at August 11, 2014, plus such additional number of shares of common stock as is equal to the number of shares issued by bBooth pursuant to: (i) a private placement (as further described below), and (ii) the conversion of currently outstanding convertible securities of bBooth, in the amount of $1,612,000 plus accrued interest, into bBooth shares, each of which will occur prior to the closing of the share exchange agreement.
The share exchange agreement contemplates, along with other occurrences not impacting the pro forma schedules, that on or prior to the closing of the acquisition:

•
bBooth will have completed a private placement financing pursuant to which it will issue at least 9,000,000 shares of its common stock at a price of $0.50 per share for gross proceeds of not less than $4,500,000;

•	GSD will effect a two for one forward split of the shares of its common stock;

•
GSD will cause the surrender for cancellation to treasury of such number of shares of common stock as will result in there being no more than 60,000,000 shares of common stock outstanding as of the closing, including any shares to be issued to former security holders of bBooth

Between September 30, 2014 and October 2, 2014, bBooth completed the private placement pursuant to which it issued an aggregate of 9,000,000 shares of common stock at a price of $0.50 per share for gross proceeds of $4,500,000. bBooth also issued an aggregate of 659,600 shares of common stock and paid an aggregate cash fee of $412,250 to certain finders in connection with the private placement. Such finders were also reimbursed an aggregate of $23,072 for expenses incurred in connection with the private placement. All of the shares of bBooth's common stock issued in connection with the private placement, including the shares issue to the finders, were converted into shares of the Company's common stock on a one for one basis in connection with the closing of the Exchange Agreement.

The following unaudited pro forma combined balance sheets and statements of operations reflect the combination of GSD and bBooth. The unaudited pro forma combined financial statements have been derived from historical financial statements of both GSD and bBooth. The unaudited pro forma combined balance sheet as of June 30, 2014 was prepared as if the Transaction had occurred on the balance sheet date. The unaudited pro forma combined statements of operations were prepared as if the Merger had occurred on the first day of each period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheet and statements of operations have been made based on the terms and structure of the Transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of GSD and bBooth. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of GSD and bBooth.

Pro Forma Combined Balance Sheets (Unaudited)

			Pro Forma Adjustments
			Effect of	Conversion of	Net Proceeds	2:1 Stock
		Global System	Share	Convertible	from Private	Split, net of	Pro Forma
	bBooth, Inc.	Designs, Inc.	Exchange	Debentures	Placement	Cancellation	Combined
	June 30, 2014	May 31, 2014
			[A]	[B]	[C]	[D]
ASSETS
Current assets:
Cash	$1,000,265	$17,086	$	$	$4,014,678	$	$5,032,029
Accounts receivable		5,460					5,460
Prepaid expenses and other current assets	30,137	1,098					31,235
Total current assets	1,030,402	23,644	-	-	4,014,678	-	5,068,724

							-
Deposit on Booth equipment	199,428						199,428
Property and equipment, net	65,988						65,988
Debt issuance costs, net	242,343						242,343
Total assets	$1,538,161	$23,644	$-	$-	$4,014,678	$-	$5,576,483

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$170,438	$1,888	$	$(8,000)	$	$	$164,326
Total current liabilities	170,438	1,888	-	(8,000)	-	-	164,326

Convertible notes payable	1,612,000	-		(1,612,000)			-
Total liabilities	1,782,438	1,888	-	(1,620,000)	-	-	164,326

Commitments and contingencies

Stockholders' equity:
Common stock	36,000	583	(32,400)	463	966	388	6,000
Additional paid-in capital	5,375,353	55,117	32,400	1,619,537	4,013,712	(388)	11,095,731
Accumulated deficit	(5,655,630)	(33,700)					(5,689,330)
Accumulated other comprehensive income	-	(244)					(244)
Total shareholders' (deficit)/equity	(244,277)	21,756	-	1,620,000	4,014,678	-	5,412,157
Total liabilities and stockholders' equity	$1,538,161	$23,644	$-	$-	$4,014,678	$-	$5,576,483

[A]	The adjustment reflects the impact of the 1 for 1 Share Exchange Agreement between GSD and the Company at the closing of the Acquisition of bBooth by GSD

[B]	The adjustment reflects the conversion of the Convertible Notes and related accrued interest at a conversion rate of $0.35 upon closing of the acquisition.

[C]	The adjustment reflects the proposed private placement of equity securities, which according to the terms of the LOI is to be not less than $4,500,000, at a share price of $0.50.
The proceeds raised are net of $435,322 in "Finders Fees" and reinbursed expenses, and an estimated $50,000 in legal and accounting fees.
Net shares reflect 9,000,000 shares sold, plus 659,650 "Finders Shares"

[D]	The adjustment reflects the 2:1 stock split of GSD, net of the shares cancelled to ensure shares outstanding after the Transaction does not exceed 60,000,000.

Pro Forma Combined Statements of Operations (Unaudited)

			Pro Forma Adjustment

			Effect of
		Global System	Debt issue costs			Pro Forma
	bBooth, Inc.	Designs, Inc.	amortization			Combined
	June 30, 2014	May 31, 2014
			[A]

Net sales	$-	$7,768	$			$7,768
Costs of sales	-	-				-
Gross profit	-	7,768	-			7,768
Research and development expense	44,843	-				44,843
General and administrative expense	728,479	22,274				750,753
Depreciation and amortization	-	-				-
Other operating expenses	-	-				-
Loss from operations	(773,322)	(14,506)	-			(787,828)
Interest expense	(17,482)	-	(252,000)			(269,482)
Income before income taxes	(790,804)	(14,506)	(252,000)			(1,057,310)
Income tax expense	-	-	-			-
Net loss	$(790,804)	$(14,506)	$252,000			$(553,310)
Other comprehensive loss:
Foreign currency translation adjustments	-	(142)				(142)

Total Comprehensive Loss	$(790,804)	$(14,648)				$(553,452)

Loss per share - Basic		0.00				(0.01)
Loss per share - Diluted		0.00				(0.01)

Weighted average shares outstanding - basic	NA	5,825,000	54,168,221	[B	]	59,993,221
Weighted average shares outstanding - diluted	NA	5,825,000	54,168,221	[B	]	59,993,221

[A]	This pro forma adjustment reflects the full amortization for the debt issuance costs of $252,000 as if the Convertible Notes were issued and converted at the beginning of the period.

[B]	This reflects the issuance of new common shares related to the Transaction as if they were outstanding for the entire period, as follows:

	36,000,000	issued to bBooth, Inc. in a one to one exchange ratio in connection pursuant to the Share Exchange Agreement
	4,628,571	issued upon conversion of the Convertible Notes and related accrued interest, at a conversion rate of $0.35
	9,659,650	issued per the Financing agreement, not to exceed $4,500,000, at a per share price of $0.50, plus Finders Shares
	3,880,000	2:1 stock split of GSD, net of the shares cancelled to ensure shares outstanding after the Transaction does not exceed 60,000,000
54,168,221

Pro Forma Combined Statements of Operations (Unaudited)

			Pro Forma
			Adjustment
			Effect of
		Global System	Debt issue costs		Pro Forma
	bBooth, Inc.	Designs, Inc.	amortization		Combined
	December 31, 2013	November 30, 2013
			[A]

Net sales	$-	$6,966			$6,966
Costs of sales	-	-			-
Gross profit	-	6,966	-		6,966
Research and development expense	485,429	-			485,429
General and administrative expense	4,096,118	25,210			4,121,328
Depreciation and amortization	-	-			-
Other operating expenses	-	-			-
Loss from operations	(4,581,547)	(18,244)	-		(4,599,791)
Interest expense	-	-	(252,000)		(252,000)
Income before income taxes	(4,581,547)	(18,244)	(252,000)		(4,851,791)
Income tax expense	-	-	-		-
Net loss	$(4,581,547)	$(18,244)	$252,000		$(4,347,791)
Other Comprehensive Loss:
Foreign currency translation adjustments	-	(102)			(102)

Total Comprehensive Loss	$	$(18,346)			$(4,347,893)

EPS - Basic		0.00			(0.07)
EPS - Diluted		0.00			(0.07)

Weighted average shares outstanding - basic	NA	4,131,726	54,545,936	[B]	58,677,662
Weighted average shares outstanding - diluted	NA	4,131,726	54,545,936	[B]	58,677,662

[A]
This pro forma adjustment reflects the amortization for the debt issuance costs of $252,000 as if the Convertible Notes were converted upon the Share Exchange Agreement occuring at the beginning of the period.

[B]	This reflects the issuance of new common shares related to the Transaction as if they were outstanding for the entire year, as follows:

	36,000,000	issued to bBooth, Inc. in a one to one exchange ratio in connection with the Share ExchangeAgreement
	5,066,286	issued upon conversion of the Convertible Notes and related accrued interest, at a conversion rate of $0.35
	9,659,650	represents shares issued in the Financing agreement, which is not to exceed $4,500,000, at a per share price of $0.50, plus Finders Shares
	3,820,000	reflects the 2:1 stock split of GSD, net of the shares cancelled to ensure shares outstanding after the Transaction does not exceed 60,000,000
54,545,936